Press release
5 August 2021

Compre and SiriusPoint announce strategic deal

Compre, the international specialist legacy group, and SiriusPoint Ltd. (NYSE: SPNT) (“SiriusPoint”) today announce that they have reached an agreement for Compre to acquire a US$417 million portfolio of legacy liabilities, subject to regulatory approval.
The transaction, structured as a loss portfolio transfer, will be underwritten by Compre’s class 3A Bermudian reinsurer, Pallas Reinsurance Company Ltd. (“Pallas Re”) and the portfolio comprises asbestos, environmental and workers’ compensation liabilities.

Compre CEO Will Bridger said: “I am delighted to announce this strategic milestone for Compre and Pallas Re. This transaction will grow our balance sheet significantly and will accelerate our growth strategy in North America. This is a significant step in our ambitious growth plans and further demonstrates our capabilities in executing large transactions. We value our client relationship with SiriusPoint and have greatly enjoyed working with them on this transaction.”

“SiriusPoint is transferring its runoff business to legacy specialists, allowing us to redeploy capital internally to areas of strategic growth,” said Sid Sankaran, Chairman and Chief Executive Officer of SiriusPoint. “Compre is a practitioner we have known and respected for some time. With their new ownership and equity they are in an ideal position to benefit from our runoff portfolio. I am very pleased our transaction creates opportunities for both of our businesses.”

Compre was advised by New York law firm Gerber Ciano Kelly Brady and PwC’s Actuarial team. SiriusPoint was advised by international law firm Clyde & Co.

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For further information please contact:
Compre
David Haggie / Richard Adams / Shipra Khanna, Haggie Partners
+44 20 7562 4444

SiriusPoint
Investor Relations
Clare Kerrigan, SiriusPoint
clare.kerrigan@siriuspt.com
+44 7970695959
Media
Sarah Hills, Rein4ce
sarah.hills@rein4ce.co.uk
+44 7718882011

About Compre:
Compre is a leading legacy specialist with over 30 years of experience in the acquisition and management of discontinued and legacy non-life insurance and reinsurance business. Compre has experience of acquiring most classes of direct and reinsurance business, including general liability, marine and motor liability, and US APH. Compre has operations in Bermuda, Finland, Germany, Malta, Switzerland, the UK and at Lloyd’s.

www.compre-group.com

About SiriusPoint

SiriusPoint Ltd. (SiriusPoint) is a top 20 global insurer and reinsurer providing solutions to clients and brokers in almost 150 countries. Bermuda-headquartered with offices around the world, we are listed on the New York Stock Exchange (SPNT). We write a global portfolio of Accident and Health, Specialty, Property and Runoff, combining data and creative thinking to underwrite risks with skill and discipline. With over $3 billion total capital, SiriusPoint’s operating companies have a financial strength rating of A- (Excellent) from AM Best, S&P and Fitch. For more information, please visit www.siriuspt.com.

SiriusPoint Forward Looking Statement

We make statements in this report that are forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of SiriusPoint. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, fluctuation in the results of operations; pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak; the costs, expense and difficulties of the integration of the operations of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd.; our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, regulatory and legal uncertainties and other risk factors described in SiriusPoint’s Quarterly Reports on Form 10-Q for the periods . Except as required by applicable law or regulation, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other circumstances after the date of this report.